Brady Corporation F’18 Q4 Financial Results September 13, 2018

Forward-Looking Statements 2 In this presentation, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations. The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: our ability to compete effectively or to successfully execute our strategy; Brady’s ability to develop technologically advanced products that meet customer demands; difficulties in protecting our websites, networks, and systems against security breaches; decreased demand for our products; Brady’s ability to retain large customers; extensive regulations by U.S. and non- U.S. governmental and self-regulatory entities; risks associated with the loss of key employees; divestitures and contingent liabilities from divestitures; Brady’s ability to properly identify, integrate, and grow acquired companies; litigation, including product liability claims; Brady’s ability to execute facility consolidations and maintain acceptable operational service metrics; foreign currency fluctuations; the impact of the Tax Reform Act and any other changes in tax legislation and tax rates; potential write-offs of Brady’s substantial intangible assets; differing interests of voting and non- voting shareholders; Brady’s ability to meet certain financial covenants required by our debt agreements; numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2018. These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

Q4 F’18 Financial Summary 3 • Sales increased 2.9% to $297.5M in Q4 of F’18 compared with $289.2M in Q4 of F’17. – Organic sales increased 2.5%. – Foreign currency translation increased sales 1.0%. – Sale of business decreased sales 0.6%. • Gross profit margin of 49.6% in Q4 of F’18 compared with 49.7% in Q4 of F’17. • SG&A expense of $90.9M (30.6% of sales) in Q4 of F’18 compared with $96.5M (33.4% of sales) in Q4 of F’17. – Q4 F’18 SG&A expense was reduced by a $4.7M gain on sale of business. • R&D expense of $11.7M (3.9% of sales) in Q4 of F’18 compared with $11.0M (3.8% of sales) in Q4 of F’17. • Earnings before income taxes increased 26.0% to $45.2M in Q4 of F’18 compared with $35.9M in Q4 of F’17. – Q4 F’18 positively impacted by a $4.7M gain on sale of business. • Net earnings per Class A Diluted Nonvoting Common Share of $0.66 in Q4 of F’18, compared with $0.48 in Q4 of F’17. – Q4 F’18 EPS positively impacted by a $0.09 gain on sale of business.

Sales Overview 4 SALES (millions of USD) $305 $298 $297 $295 $289 $290 $288 $285 $282 $280 $276 $275 $268 $265 $255 Q4 F'16 Q1 F'17 Q2 F'17 Q3 F'17 Q4 F'17 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Organic Sales (0.9%) (0.2%) 1.3% (1.9%) 3.0% 1.7% 3.2% 3.2% 2.5% Growth Q4 F’18 SALES: Q4 F’18 SALES COMMENTARY: • 2.5% increase in organic sales: • ID Solutions - Organic sales increased in all three regions. • ID Solutions – Organic sales increased 2.4%. • Workplace Safety - Organic sales increased in Europe • Workplace Safety – Organic sales increased and Australia and were down slightly in North America. 3.0%. • Foreign currency translation had a positive impact on • 1.0% increase due to foreign currency translation. sales in the quarter. • 0.6% decrease due to the sale of a business.

Gross Profit Margin 5 GROSS PROFIT & GPM% (millions of USD) 50.7% 50.6% 50.3% 50.0% 50.1% 50.1% 49.9% 49.7% 49.6% $151 50% $150 $146 $147 $144 $144 $141 $140 $140 $134 45% $125 $100 40% Q4 F'16 Q1 F'17 Q2 F'17 Q3 F'17 Q4 F'17 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q4 F’18 – GROSS PROFIT MARGIN: • Slight decrease in GPM from 49.7% in Q4 of F’17 to 49.6% in Q4 of F’18. • Costs increased in certain areas including freight and personnel, but have been mostly offset by ongoing efficiency gains. We continue to invest in automation and factory optimization.

SG&A Expense 6 SG&A EXPENSE AND SG&A EXPENSE AS A % of SALES (millions of USD) 35.7% 34.9% 35.0% 35.3% 34.5% $110 33.4% 33.9% 34.1% 35% $102 $100 33% $100 $98 $98 $98 $97 $98 30.6% $95 30% $91 $90 28% $80 25% Q4 F'16 Q1 F'17 Q2 F'17 Q3 F'17 Q4 F'17 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q4 F’18 – SG&A EXPENSE: • SG&A expense was $90.9M (30.6% of sales) in Q4 of F’18 compared to $96.5M (33.4% of sales) in Q4 of F’17. • SG&A expense includes a $4.7M gain from the sale of business in Q4 F’18. • We continue to drive efficiencies in administrative expenses and non-customer facing selling expenses while investing in sales-generating resources.

R&D Expense 7 R&D EXPENSE AND R&D EXPENSE AS A % of SALES (millions of USD) $14.0 3.9% 3.9% 3.8% 3.9% 4.0% 3.6% $12.0 3.6% $11.7 $11.7 3.5% $11.3 $11.0 $10.5 3.5% 3.3% 3.3% $10.0 $10.0 $9.5 $9.3 $9.1 3.0% $8.0 $6.0 2.5% Q4 F'16 Q1 F'17 Q2 F'17 Q3 F'17 Q4 F'17 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 INCREASING OUR INVESTMENT IN RESEARCH & DEVELOPMENTDEVELOPMENT:: • Investing in R&D to drive future organic sales growth. • R&D expenses were up 6.3% in Q4 of F’18 compared to Q4 of F’17. • Improved new product pipeline.

Earnings Before Income Taxes 8 EARNINGS BEFORE INCOME TAXES (millions of USD) $45.2 $45 $40 $37.0 $35.9 $34.8 $35.0 $35 $32.0 $31.0 $30.6 $30 $29.1 $25 $20 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 F'16 F'17 F'17 F'17 F'17 F'18 F'18 F'18 F'18 Year on Year Growth 49.1% 14.0% 42.2% 3.2% 12.2% 12.2% 20.4% 20.7% 26.0% EARNINGS BEFORE INCOME TAXES: • Earnings before income taxes increased 26.0% to $45.2M in Q4 of F’18 compared to $35.9M in Q4 of F’17. • Earnings before income taxes includes a $4.7M gain from the sale of business in Q4 of F’18. Earnings before income taxes increased 13.0% excluding the gain on the sale. • The remaining increase in pre-tax earnings was driven by organic sales growth and efficiency gains throughout both the ID Solutions and Workplace Safety businesses.

Net Earnings & Earnings per Share 9 NET EARNINGS (millions of USD) NET EARNINGS PER CLASS A DILUTED SHARE $40 $0.66 $35.0 $0.60 $30 $0.49 $0.49 $0.48 $0.49 $0.49 $25.1 $25.3 $25.2 $25.8 $26.0 $0.44 $0.43 $22.6 $22.6 $0.40 $20 $0.20 $10 $4.3 $0.08 $0 $0.00 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 F'16 F'17 F'17 F'17 F'17 F'18 F'18 F'18 F'18 F'16 F'17 F'17 F'17 F'17 F'18 F'18 F'18 F'18 Q4 F’18 – NET EARNINGS & EPS: • Net earnings in Q4 of F’18 includes a $4.7M gain from the sale of business. • Diluted EPS in Q4 of F’18 includes a $0.09 benefit from the sale of business. • The income tax rate in Q4 of F’18 was 22.8%. • Diluted EPS in Q4 of F’18 also includes a tax rate of 25.4%, exclusive of the gain on the sale of business. This tax rate is below Q4 of F’17, but is in-line with our F’19 expected tax rate in the mid-20% range. • Net earnings increased 20.0% excluding the gain on the sale of business.

Cash Generation & Uses

10

CASH FLOW FROM OPERATING ACTIVITIES (millions of USD)



$60
$50
$40
$30
$20
$10
$0
$40.4
$34.0
$19.3
$37.8
$52.9
$34.7
$7.7
$46.8
$53.8
Q4 F'16
Q1 F'17
Q2 F'17
Q3 F'17
Q4 F'17
Q1 F'18
Q2 F'18
Q3 F'18
Q4 F'18
% of Net Earnings
161%
151%
76%
168%
210%
134%
181%
180%
154%

CASH FLOWS IN Q4 OF **F'18:**

- Cash flow from operating activities was $53.8 in Q4 of F'18 compared to $52.9M in Q4 of F'17.
- Free cash flow* was $46.8M in Q4 of F'18 compared to $48.6M in Q4 of F'17.
- Spending on capital projects to expand capabilities and increase efficiencies.
- Returned $10.8M to our shareholders in the form of dividends in Q4 of F'18.

(millions of USD)	3 Mos. Ended July 31, 2018	3 Mos. Ended July 31, 2017	Year Ended July 31, 2018	Year Ended July 31, 2017
Cash Balance - Beginning of Period	**$ 130.9**	**$ 129.1**	**$ 133.9**	**$ 141.2**
Cash Flow from Operating Activities	53.8	52.9	143.0	144.0
Capital Expenditures	(7.0)	(4.3)	(21.8)	(15.2)
Proceeds from Sale of Business	19.1	-	19.1	-
Dividends	(10.8)	(10.5)	(42.9)	(41.9)
Debt Repayments - Net	(3.6)	(36.5)	(55.2)	(113.3)
Effect of Exchange Rates on Cash	(2.0)	2.7	(2.0)	0.2
Other	1.0	0.5	7.3	18.9
Cash Balance - End of Period	**$ 181.4**	**$ 133.9**	**$ 181.4**	**$ 133.9**

* Free Cash Flow is calculated as Net Cash Provided by Operating Activities less Capital Expenditures.

BRADY

Net Cash (Debt) 11 NET CASH (DEBT) (millions of USD) DEBT STRUCTURE (millions of USD) $150 $129 Interest July 31, 2018 July 31, 2017 Rate Balance Balance $100 Revolver Borrowings: USD-denominated 1.94% $ - $ (17.0) $73 EUR-denominated 0.75% - (34.3) $48 $50 $44 China Borrowings: $26 USD & CNY-denominated 3.52% - (3.2) Private Placements: $0 EUR-den. 2010 Series (10-yr.) 4.24% (52.6) (53.2) $(9) TOTAL DEBT $ (52.6) $ (107.7) -$50 $(38) Cash and Cash Equivalents 181.4 133.9 $(50) NET CASH $ 128.8 $ 26.2 $(76) -$100 Q4 F'16 Q1 F'17 Q2 F'17 Q3 F'17 Q4 F'17 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 STRONG BALANCE SHEET: • July 31, 2018 cash = $181.4M and debt = $52.6M. • Net cash increased $102.6M in F’18. • Balance sheet provides flexibility for future investments.

F’18 Financial Summary 12 1 Year Ended July 31, - 2018 2017 Change Sales $ 1,173.9 $ 1,113.3 Organic Sales Growth 2.6% 0.5% Gross Margin 588.3 558.3 % of Sales 50.1% 50.1% Research and Development (45.3) (39.6) + 14.2% Selling, General and Administrative (390.3) (387.7) + 0.7% % of Sales 33.3% 34.8% - - Operating Income 152.7 131.0 + 16.5% Other Income (Expense) (0.7) - (4.4) - Earnings Before Income Taxes $ 152.0 - $ 126.6 - + 20.0% Less: Gain on Sale of Business (4.7) - - - Earnings Before Income Taxes Excluding Gain on Sale of Business $ 147.3 - $ 126.6 - + 16.4% Net Cash Position $ 128.8 $ 26.2 $ 102.6

Full-Year F’19 Guidance 13 F’19 Diluted EPS $2.15 to $2.25 F’19 Guidance Assumptions: • Organic sales growth of approximately 2% - 4%. • Full-year depreciation and amortization expense of approximately $26M. • Income tax rate in the mid-20% range. • Full-year capital expenditures of approximately $35M, inclusive of the construction of certain facilities to replace currently leased facilities.

Identification Solutions 14 Q4 F’18 vs. Q4 F’17 PERFORMANCE (millions of USD) Q4 F’18 SUMMARY: Q4 F’18 Q4 F’17 Change • Revenues increased 3.1%: • Organic = +2.4% Sales $ 217.8 $ 211.3 + 3.1% • Fx = +0.7% Segment Profit 36.5 35.9 + 1.7% • Organic sales increased in the mid-single digits in Asia and increased in the low-single digits in EMEA Segment Profit % 16.8% 17.0% - 20 bps and in the Americas. • R&D expenses were up due to increased investments to develop innovative products. • Segment profit as a percent of sales decreased SALES & SEGMENT PROFIT % (millions of USD) slightly due to cost increases in certain areas 19% including freight and personnel. 17% 17% 17% 16% 17% 17% 17% 16% 17% $220 15% $211 $212 $218 15% $210 $210 $206 13% $203 $201 OUTLOOK: $200 11% $197 • Expect F’19 organic sales to grow from 3% to 4%. 9% $191 • Further increases in investments in R&D expense $190 7% and certain sales-generating resources. $180 5% Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 F'16 F'17 F'17 F'17 F'17 F'18 F'18 F'18 F'18

Workplace Safety 15 Q4 F’18 vs. Q4 F’17 PERFORMANCE (millions of USD) Q4 F’18 SUMMARY: Q4 F’18 Q4 F’17 Change • Revenues increased 2.3%: • Organic = +3.0% Sales $ 79.7 $ 77.9 + 2.3% • Fx = +1.6% Segment Profit 10.7 7.9 + 34.5% • Divestiture = (2.3%) Segment Profit % 13.4% 10.2% + 320 bps • Organic sales increased in the high-single digits in Australia, increased in the mid-single digits in Europe and declined slightly in North America. • Segment profit as a percent of sales increased due to SALES & SEGMENT PROFIT % (millions of USD) sales growth, ongoing efficiency gains in our operations and selling, general and administrative 13% 14% expense structure, as well as strong expense $100 management in the current quarter. 12% 12% 10% $95 10% 9% $90 9% 8% 8% 6% 8% $86 8% OUTLOOK: $85 6% $81 $80 $80 $80 $79 $79 $79 $78 4% • Expect F’19 organic sales to grow from 1% to 3%. $77 $75 2% $70 0% Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 F'16 F'17 F'17 F'17 F'17 F'18 F'18 F'18 F'18

Investor Relations 16 Brady Contact: Ann Thornton Investor Relations 414-438-6887 Ann_Thornton@bradycorp.com See our web site at www.bradycorp.com